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                            EARLY OUT COLLECTION AGREEMENT

This Early Out Collection Agreement (the Agreement) between United MoneyCorp, Inc. and Presbyterian Healthcare System (PHS) is entered into effective MAY 1, 1997.

WHEREAS, PHS desires to accelerate the collection of certain accounts receivable of its member hospitals; and

WHEREAS, UNITED MONEYCORP, INC. desires to assist PHS in the development of an Early Out Billing and Collection Program (the Program).

NOW, THEREFORE, UNITED MONEYCORP, INC. and PHS agree to the following:

The following abbreviations apply:

SELF PAY ACCOUNTS (S), SELF-PAY AFTER INSURANCE (P), AND SELF-PAY AFTER MEDICARE
(Q)

PHS will refer all self-pay accounts to UNITED MONEYCORP, INC. for collection the later of 30 days from the final bill date after discharge of the patient for classified accounts or 30 days from the date the balance became the patient's responsibility (for P&Q classified accounts). Self-pay account means an account of a patient of a PHS member hospital in which the patient does not have medical insurance coverage or the patient has a balance on the account after payment by the insurance carrier or Medicare.

All payments on self-pay accounts posted after six days from the date UNITED MONEYCORP, INC. received the account will be deemed collected by UNITED MONEYCORP, INC.

Collector telephone efforts by UNITED MONEYCORP, INC. will continue on all accounts throughout the billing process. UNITED MONEYCORP, INC. shall make a minimum of three phone attempts.

UNITED MONEYCORP, INC. will return all accounts to PHS ninety (90) days after the date of receipt. Accounts should be returned weekly on a print out with balances in descending order.

PHS agrees to hold returned accounts for an additional six days before assigning to a third party bad debt agency. During this six-day period, all payments received will be deemed as collected by UNITED MONEYCORP, INC.

UNITED MONEYCORP, INC. agrees to comply with all applicable federal and state debt collection and consumer protection laws and regulations when providing services under this Agreement.

UNITED MONEYCORP, INC. hereby indemnifies and holds PHS harmless from any and all claims or demands relating to collection activities by UNITED MONEYCORP, INC. on PHS accounts. However, UNITED MONEYCORP, INC. will not assume responsibility for any errors or omissions on


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the part of PHS. It is also agreed that since UNITED MONEYCORP, INC. will have access to confidential information concerning the conditions of and treatments rendered to patients by PHS, UNITED MONEYCORP, INC. agrees to maintain the confidentiality of such information and will comply with and respect all local, state, and federal rules, regulations and laws governing confidentiality of patient information.

This Agreement may be terminated by either party by providing sixty (60) days written notice of termination to the other party with the exception of any accounts on which payments are being made.

PHS may recall an account at any time with the exception of accounts on which payments are being made. Each account recalled by PHS within five (5) days after the date the account is received by UNITED MONEYCORP, INC. will be assessed a $3.00 set-up charge for each account recalled.

UNITED MONEYCORP, INC. shall not initiate any form of legal actions without written authorization from PHS.

UNITED MONEYCORP, INC. will perform the above-referenced services for a fee of 9% (nine percent) of monies collected.

On or about the tenth (10) day of each month, UNITED MONEYCORP, INC. will remit to PHS an invoice confirming payments received on all applicable accounts within the previous month. Such invoice will contain an accounting of all transactions. In addition, UNITED MONEYCORP, INC. shall remit payment for PHS' portions of the collected funds.

Any notice or document required or permitted to be delivered hereunder shall be addressed to the parties hereto at the respective address set forth below, or at such other address as either party shall specify by written notice, sent to the other party by certified mail, return receipt requested:


If to PHS:     Mr. James Logsdon
               Director, Patient Financial Services
               Presbyterian Hospital of Dallas
               5750 Pineland, Suite 300
               Dallas, Texas 75231



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If to UNITED MONEYCORP, INC.:

               Mr. Robert C. Smith
               General Manager
               United MoneyCorp, Inc., Inc.
               10210 N. Central Expressway, Suite 400
               Dallas, Texas 75231



This Agreement and the rights of the parties hereto shall be governed by, construed and enforced in accordance with the substantive laws of the State of Texas without reference to the laws of any other state or jurisdiction. The parties hereby irrevocably consent and agree that any legal proceeding arising out of or in connection with this Agreement or the rights of the parties hereto shall be commenced and prosecuted to conclusion in Dallas, Dallas County, Texas.

During the term of this Agreement and for a period of four (4) years thereafter, UNITED MONEYCORP, INC. will make available, and will cause each related organization with which it has a subcontract to provide services in connection with this Agreement to also make available to PHS and to the appropriate governmental authority as requested by PHS in writing, copies of this Agreement and any books, documents, and records of UNITED MONEYCORP, INC. and of any such related organization that are required by any federal statute or regulation to certify the nature and extent of the cost claimed by PHS with respect to the services provided in connection with this Agreement.



ACCEPTED FOR:                          ACCEPTED FOR:
UNITED MONEYCORP, INC.                 PRESBYTERIAN HEALTHCARE SYSTEM


/s/ Robert C. Smith                    /s/ Gerry Giles
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Robert C. Smith                        Gerry Giles, Vice President of
General Manager                        Financial Management


April 22, 1997                         April 18, 1997
------------------------------         -------------------------------------
Date                                   Date










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